As filed with the Securities and Exchange Commission on August 17, 1999
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  VAXGEN, INC.
             (Exact name of registrant as specified in its charter)

                           Delaware                                                        94-3236309
(State or Other Jurisdiction of Incorporation or Organization)                (I.R.S. Employer Identification No.)

                        1000 Marina Boulevard, Suite 200
                           Brisbane, California 94005
                                 (650) 624-1000

          (Address of Principal Executive Offices, Including Zip Code)

                            -------------------------

                       VAXGEN, INC. 1996 STOCK OPTION PLAN
                  VAXGEN, INC. 1998 DIRECTOR STOCK OPTION PLAN
         AMENDED AND RESTATED EMPLOYMENT AGREEMENT BETWEEN VAXGEN, INC.
                             AND ROBERT C. NOWINSKI
         AMENDED AND RESTATED EMPLOYMENT AGREEMENT BETWEEN VAXGEN, INC.
                              AND DONALD P. FRANCIS
         AMENDED AND RESTATED EMPLOYMENT AGREEMENT BETWEEN VAXGEN, INC.
                             AND PHILLIP W. BERMAN
                            (Full Title of the Plan)

                            -------------------------

            Robert C. Nowinski, Chairman and Chief Executive Officer
                        1000 Marina Boulevard, Suite 200
                           Brisbane, California 94005
                                 (650) 624-1000

            (Name, Address and Telephone Number of Agent for Service)
                            -------------------------

                         CALCULATION OF REGISTRATION FEE


    Title of Securities to Be       Amount to be        Proposed Maximum Aggregate               Amount of
           Registered              Registered (1)           Offering Price(2)                Registration Fee
-------------------------------------------------------------------------------------------------------------
  Common Stock, $.01 par value
  per share                          2,113,257                 $25,358,278                        $7,050
-------------------------------------------------------------------------------------------------------------


(1) Includes (i) 1,159,171 shares of Common Stock issuable pursuant to stock options outstanding on July 13, 1999 under the 1996 Stock Option Plan and the 1998 Director Stock Option Plan, (ii) 628,329 shares of Common Stock issuable pursuant to options reserved for issuance under the 1996 Stock Option Plan and the 1998 Director Stock Option Plan, and (iii) 325,757 shares of Common Stock reserved for issuance as bonus shares under employment agreements between the Registrant and each of Robert C. Nowinski, Donald P. Francis and Phillip W. Berman. Also includes an indeterminate number of shares of Common Stock that may become issuable under either stock option plan as a result of the adjustment provisions therein, and, if any interests in either stock option plan constitute separate securities required to be registered under the Securities

     Act of 1933, then, pursuant to Rule 416(c), an indeterminate amount of such interests to be offered or sold pursuant to the Plan.

(2) Fee with respect to 1,159,171 of the shares calculated pursuant to Rule 457(h)(1) based upon the average exercise price of options granted and outstanding as of August 11, 1999 under the 1996 Stock Option Plan and the 1998 Director Stock Option Plan, which equals the aggregate exercise price for all outstanding options, which was $8.60 per share. The fee with respect to the remaining 954,086 shares is estimated solely for purposes of computing the registration fee pursuant to Rules 457(c) and 457(h) based on the average of the high and low sales prices for the Common Stock reported by the Nasdaq Stock Market on August 11, 1999 which was $16.13 per share.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated in this Registration Statement by reference:

                  (a) The Registrant's Prospectus dated June 29, 1999, filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") (File No. 333-78065);

                  (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999; and

                  (c) The description of the Registrant's Common Stock set forth in the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission on June 29, 1999, under Section 12(g) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-26483).

         All documents filed by the Registrant with the Securities and Exchange Commission after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

         Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.        DESCRIPTION OF SECURITIES.

         Not required.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the Shares is being passed upon for the Registrant by Graham & James LLP/Riddell Williams, P.S., 1001 Fourth Avenue Plaza, Suite 4500, Seattle, Washington 98154, which serves as the Registrant's outside general counsel. Principals of Graham & James LLP/Riddell Williams, P.S. beneficially own 22,000 shares of the Registrant's Common Stock.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Amended and Restated Certificate of Incorporation (the "Certificate") contains provisions entitling directors to be indemnified by the Registrant against claims arising out of their actions in such capacities to the fullest extent permitted by law, and the Registrant has entered into Indemnification Agreements with two of its director nominees that contractually entitle such persons to similar protection. The Certificate also contains provisions limiting the personal liability of directors to the Registrant or its shareholders to the fullest extent permitted by law. In addition, the Registrant's Amended and Restated Bylaws contain provisions entitling directors and officers to be indemnified by the Registrant against claims arising out of their actions in such capacities. The Registrant has also secured insurance on behalf of its executive officers and directors for certain liabilities arising out of their actions in such capacities.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.        EXHIBITS.

EXHIBIT
NUMBER                                              DESCRIPTION
-------      ------------------------------------------------------------------------------------------
  5.1        Opinion of Graham & James LLP/Riddell Williams P.S.

 23.1        Consent of Graham & James LLP/Riddell Williams P.S. (included in Exhibit 5.1)

 23.2        Consent of KPMG LLP

 24.1        Powers of Attorney (included on signature page)

 99.1        VaxGen, Inc. Amended and Restated 1996 Stock Option Plan

 99.2        VaxGen, Inc. 1998 Director Stock Option Plan (Incorporated by reference to Exhibit No.
             10.5 filed with the Securities and Exchange Commission in connection with the Company's
             Registration Statement on Form S-1 (File No. 333-78065))

 99.3        Amended and Restated Employment Agreement between VaxGen, Inc. and Donald P. Francis

 99.4        Amended and Restated Employment Agreement between VaxGen, Inc. and Robert C. Nowinski

 99.5        Amended and Restated Employment Agreement between VaxGen, Inc. and Phillip W. Berman


ITEM 9.        UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on August 17, 1999.

                                            VAXGEN, INC.



                                            By     /s/ Robert C. Nowinski
                                              ----------------------------------
                                              Robert C. Nowinski
                                              Chairman of the Board and
                                              Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Robert C. Nowinski and Carter A. Lee, and each of them severally, such person's true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, any and all supplements hereto, and any and all other instruments necessary or incidental in connection herewith, and to file the same with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

               SIGNATURE                                     TITLE                              DATE
  /s/ Robert C. Nowinski                           Chairman of the Board and               August 17, 1999
-------------------------------------                 Chief Executive Officer
Robert C. Nowinski                                 (Principal Executive Officer)

  /s/ Donald P. Francis                              President and Director                August 17, 1999
-------------------------------------
Donald P. Francis

  /s/ Carter A. Lee                              Senior Vice President, Finance            August 17, 1999
-------------------------------------                & Administration (Principal
Carter A. Lee                                            Financial Officer)

  /s/ Phillip W. Berman                         Senior Vice President, Research            August 17, 1999
-------------------------------------              & Development and Director
Phillip W. Berman

                                                            Director
-------------------------------------
Stephen C. Francis

                                                            Director
-------------------------------------
William D. Young

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                                              DESCRIPTION
-------      --------------------------------------------------------------------------------------
  5.1        Opinion of Graham & James LLP/Riddell Williams P.S.

 23.1        Consent of Graham & James LLP/Riddell Williams P.S. (included in Exhibit 5.1)

 23.2        Consent of KPMG LLP

 24.1        Powers of Attorney (included on signature page)

 99.1        VaxGen, Inc. Amended and Restated 1996 Stock Option Plan

 99.2        VaxGen, Inc. 1998 Director Stock Option Plan (Incorporated by reference to Exhibit No.
             10.5 filed with the Securities and Exchange Commission in connection with the Company's
             Registration Statement on Form S-1 (File No. 333-78065))

 99.3        Amended and Restated Employment Agreement between VaxGen, Inc. and Donald P. Francis

 99.4        Amended and Restated Employment Agreement between VaxGen, Inc. and Robert C. Nowinski

 99.5        Amended and Restated Employment Agreement between VaxGen, Inc. and Phillip W. Berman